UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported) March 7, 2004

                             GSI Securitization Ltd.
             (Exact name of registrant as specified in its charter)

                          Grand Cayman Islands, B.W.I.
                 (State or other jurisdiction of incorporation)


        0-29600                                        NONE
(Commission File Number)               (I.R.S. Employer Identification No.)


                         502 Carnegie Center, Suite 103
                           Princeton, New Jersey 08540
                    (Address of principal executive offices)


                                 (609) 987-8080
               Registrant's telephone number, including area code


                   Klinair Environmental Technologies Limited
                            3rd Floor Harbour Centre
                                 PO Box 1348 GT
                        Grand Cayman, Cayman Islands, BWI
          (Former name or former address, if changed since last report)








ITEM 5.  Other Events, Appointment of Director

At a meeting of the Board of Directors on March 7, 2004, Gene M. Weiss was appointed a Director of the Company, said appointment to be effective until the next annual meeting of the Company's Shareholders.

Eugene M. Weiss has been Vice President of Brentwood Capital and sits on the Brentwood Insurance Company Board, since 2002.

Mr. Weiss entered the insurance business and venture capital arena in 1985 and became the Vice President in charge of the New York City office of A.W. Lawrence, Inc., a publicly owned insurance holding company. Mr. Weiss then became Vice President of Hugh Wood Insurance Corporation, a privately owned property and casualty insurance company. In 1993, Mr. Weiss formed the P.F.C. Corporation, a privately owned insurance brokerage company specializing in property, casualty and health insurance in New York City. P.F.C.
Corporation also services as a venture capital firm for the financial services industry. Additionally, Mr. Weiss is a manager of National Life Settlement Fund, LLC, and a hedge fund specializing in the purchase of life insurance policies.

From 1969 to 1972, Mr. Weiss was Executive Vice President and director of
Data Information Services, a New York City based publicly owned financial services Software Company. From 1973 to 1977, Mr. Weiss was President and Chairman of the Board of Motion Picture Advertising Company, he was co-chairman of Education & Leisure Systems, Inc., a privately owned entertainment finance corporation.

Mr. Weiss received a Bachelor of Arts Degree in Business from Queens College in 1959, and attended New York University School of Law.


Item 5.   Other Events, Proposed New Jurisdiction for Company

At a Meeting of the Board of Directors held on March 7, 2004, the Board decided that as the Company was a deemed domestic corporation, it would be in the best interest of the Company to move its domicile to the United States. The Board directed the President to do all things necessary to move the Company to the State of Nevada.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

B.       Exhibits
	   NONE







                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  March 12, 2004           GSI Securitization Ltd.
                                  (Registrant)


                            /s/Gunther Slaton, CEO
                            -----------------------
                               Gunther Slaton, CEO


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